UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 26, 2006

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Magellan Health Services, Inc. (the “Company”) currently provides managed behavioral healthcare services for the State of Tennessee’s TennCare program (“TennCare”).  TennCare has divided its program into three regions, and the Company’s TennCare contracts, which extend through June 30, 2007, currently encompass all of the TennCare membership for all three regions.

On April 7, 2006, TennCare issued a Request for Proposals (“RFP”) for the management of the integrated delivery of behavioral and physical medical care to TennCare enrollees in the Middle region by managed care organizations. The RFP stated that the start date of any such contract awarded pursuant to the RFP is expected to be April 1, 2007. Because the Company’s contracts with TennCare can be terminated by TennCare prior to June 30, 2007, the Company’s contract for the Middle region would be terminated by TennCare should an implementation occur prior to June 30, 2007 of the contracts awarded pursuant to the RFP.

On July 26, 2006, the State announced the two winning bidders to the RFP process.  The Company had not partnered with either of these bidders.

For the six months ended June 30, 2006, revenue derived under the Company’s current contracts from TennCare enrollees residing in the Middle region amounted to approximately $77 million.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)  Exhibits:

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: July 26, 2006	By:	/s/ Mark S. Demilio
		Name:	Mark S. Demilio
		Title:	Executive Vice President and Chief Financial Officer